UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 7.01 Regulation FD Disclosure
On June 3, 2025, Cornerstone Community Bancorp (“Cornerstone”) announced the results of its Special Meeting of Shareholders held on June 2, 2025, at which Cornerstone shareholders approved the principal terms of the Agreement and Plan of Merger and Reorganization dated January 28, 2025, providing for the merger of Cornerstone with and into Plumas Bancorp (the “Company”) and the conversion of each outstanding share of Cornerstone common stock into the right to receive cash and stock of Plumas Bancorp.
The completion of the merger is subject to the satisfaction or waiver of the conditions set forth in the merger agreement. Plumas has received the bank regulatory approvals necessary to complete the Merger. The approval of Plumas shareholders is not required to complete the Merger. Cornerstone and Plumas expect that the Merger will be completed in early July 2025.
A copy of the press release announcing the results of Cornerstone’s Special Meeting of Shareholders is furnished with report as Exhibit 99.1.
The information (including Exhibit 99.1) in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act “), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the press release furnished as Exhibit 99.1 contain “forward-looking statements” regarding the Company, Cornerstone , the combined company and the merger transaction that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to plans, expectations, projections and statements about the benefits of the merger, the timing of completion of the merger, and other statements that are not historical facts. Forward-looking statements involve risks and uncertainties that are difficult to predict. Factors that could cause or contribute to results differing from those in or implied in the forward-looking statements include but are not limited to the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Cornerstone to terminate the merger agreement; the risk that the cash consideration to be paid to Cornerstone shareholders may be reduced in accordance with the terms of the merger agreement; the failure of the Company or Cornerstone to satisfy any of the conditions to the merger on a timely basis or at all; the ability to complete the merger and integration of the Company and Cornerstone successfully; costs being greater than anticipated; cost savings being less than anticipated; changes in economic conditions; the risk that the merger disrupts the business of the Company, Cornerstone or both; difficulties in retaining senior management, employees or customers; and other factors that may affect the future results of Company, Cornerstone or the combined company. Further information regarding risk factors is contained in Plumas’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2024 and its registration statement on Form S-4 with respect to merger, copies of which are available on the SEC’s website at www.sec.gov and the investor relations section of the Company’s website at www.plumasbank.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date of this report.

Item 9.01 Exhibits

Number	Description
99.1	Press Release dated June 3, 2025
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp
(Registrant)

June 3, 2025	By:	/s/ Richard L. Belstock

Name: Richard L. Belstock Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated June 3, 2025
104	Cover Page Interactive Data File